UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 18, 2013

JAMESON STANFORD RESOURCES CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-54405	27-0585702
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2300 West Sahara Avenue, Suite 800, Las Vegas, Nevada 89102

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(702) 933-0808

(ISSUER TELEPHONE NUMBER)

Not applicable.

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

On October 18, 2013, Jameson Stanford Resources Corporation (the “Company”) issued a Series B convertible redeemable secured promissory note (the “Series B Note”), in the aggregate principal amount of $500,000, to Edward F. Brogan, an unrelated party. The proceeds of this loan, along with the $500,000 proceeds from the August 19, 2013 sale of a Series A convertible note by the Company will be used primarily to continue the Company’s ongoing mineral exploration activities and for general working capital purposes.

The material terms of the Note include the following:

-	Principal amount: $500,000.

-	Interest rate: 12% per annum.

-	Due date: October 31, 2015. The Company is to pay the principal amount and all accrued and unpaid interest on or before the due date.

-	Redemption right: Any time the trading price of the Company’s common stock has been at or above $2.00 for 20 consecutive trading days, the Company has the right to redeem all or any part of the principal and accrued interest of the Series B Note, following written notice to the holder of the Series B Note.

-	Optional Conversion: At the option of the holder, the Series B Note may be converted into shares of the Company’s common stock at a conversion price equal to the lower of (a) $0.50 per share or (b) eighty percent (80%) of the per share price of any equity offering closed by the Company while the Series B Note remains outstanding.

-	Additionally, if the Company elects to take advantage of the redemption right, the holder has the opportunity to elect to take the cash payment or to convert all or any portion of the Series B Note and accrued interest into shares of the Company’s common stock.

-	The conversion price is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events.

-	The Series B Note shall be senior in rank to any other debt held by our officers, directors or affiliates and may not be subordinated to any other debt issued by us without the written consent of the holder. In addition, the Series B Note shall rank pari passu in right of payment with $1,000,000 of additional convertible promissory notes of the Company, $500,000 of which has been previously issued and $500,000 that is currently being offered for sale by the Company.

In addition to the Series B Note, the Company issued a common stock warrant (the “Warrant”) to purchase up to 500,000 shares of the Company’s common stock at an initial exercise price of $1.00 per share. The Warrant may be exercised any time prior to October 31, 2015. The exercise price of the warrants is subject to proportional adjustment in the event of stock splits, recapitalizations and similar corporate events and may be exercised on a cashless basis.

To secure the Company’s performance under the Series B Note, the Company and the investor also entered into a Pledge and Security Agreement (the “Security Agreement”) pursuant to which the Company granted a security interest in the Company’s mining claims and mineral leases related to the Chopar Mining Property, Star Mountain Mining District, located in Beaver County, Utah. The Series B Note shares the security interest under the Security Agreement on a pari passu basis with the Series A convertible redeemable secured promissory note issued on August 19, 2013 and with and $500,000 of convertible redeemable secured promissory notes that are currently being offered for sale by the Company.

The Series B Convertible Promissory Note and Common Stock Purchase Warrant were issued in a private transaction exempt from registration under the Securities Act of 1933, in reliance on exemptions provided by Section 4(2) of that Act.

The foregoing summary of the terms and conditions of the Series B Note, Warrant and Security Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of such documents attached as exhibits hereto.

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Item 7.01 Regulation FD Disclosure.

On October 24, 2013, the Company issued a news release regarding the issuance of the Series B Note. A copy of the news release is furnished as Exhibit 99.1 to this Form 8-K.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	12% Convertible Redeemable Promissory Note dated October 18, 2013 between Jameson Stanford Resources Corporation and Edward F. Brogan.

10.2	Pledge and Security Agreement dated October 18, 2013 between Jameson Stanford Resources Corporation and Edward F. Brogan.

10.3	Common Stock Purchase Warrant dated October 18, 2013 between Jameson Stanford Resources Corporation and Edward F. Brogan.

10.4	Subscription Agreement accepted on October 18, 2013 between Jameson Stanford Resources Corporation and Edward F. Brogan.

10.5	Amendment to Convertible Redeemable Promissory Note and Pledge Agreement dated October 18, 2013 between Jameson Stanford Resources Corporation and Joseph Marchal.

99.1	Press Release of Jameson Stanford Resources Corporation dated October 24, 2013 (furnished herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMESON STANFORD RESOURCES CORPORATION

Date: October 24, 2013	By:	/s/ Michael Stanford
Michael Stanford, Chief Executive Officer

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